Exhibit 1.4b

                                                                  EXECUTION COPY

                                Pricing Agreement

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
    As Representatives of the several
      Underwriters named in Schedule I hereto,

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

                                                                 January 7, 2002

Ladies and Gentlemen:

     XL Capital Finance (Europe) plc, a public company organized under the laws of England and Wales (the "Issuer") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 7, 2002 (the "Underwriting Agreement"), between the Issuer and XL Capital Ltd, a Cayman Islands exempted limited company (the "Company" or the "Guarantor"), on the one hand and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Debt Securities specified in Schedule II hereto (the "Designated Debt Securities"). The Debt Securities will be fully and unconditionally guaranteed by the Company on an unsubordinated and unsecured basis (the "Guarantee") as provided in the Indenture. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Debt Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Debt Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Debt Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the number of Designated Debt Securities set forth opposite the name of such Underwriter in Schedule I hereto.



      [Remainder of Page Intentionally Left Blank, Signature Page Follows]

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Issuer and the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                 Very truly yours,



                                 XL Capital Finance (Europe) plc


                                 By:  /s/ Jerry de St. Paer
                                      ---------------------------------------
                                       Name: Jerry de St. Paer
                                       Title:    Director



                                 XL Capital Ltd


                                 By:  /s/ Jerry de St. Paer
                                      ---------------------------------------
                                       Name: Jerry de St. Paer
                                       Title:    Executive Vice President &
                                                  Chief Financial Officer


Accepted as of the date hereof:

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.


By:  Salomon Smith Barney Inc.

By: /s/ Mark L. Goldstein
    -------------------------------
     Name:  Mark L. Goldstein
     Title:     Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                   SCHEDULE 1


                                 Underwriter            Number of Designated
                                                        Debt Securities to be
                                                              Purchased

Salomon Smith Barney Inc..............................  $    240,000,000
J.P. Morgan Securities Inc............................       240,000,000
Banc of America Securities LLC........................        40,000,000
Barclays Capital Inc..................................        40,000,000
Credit Lyonnais Securities (USA) Inc..................        40,000,000
                                                        ----------------
        Total.........................................  $    600,000,000
                                                        ================

                                   SCHEDULE II


Title of Designated Debt Securities:

     6.50% Senior Notes due 2012



Aggregate Principal Amount of Designated Debt Securities:

     $600,000,000



Initial Offering Price to Public:

     99.469% of the principal amount of the Designated Debt Securities, plus accrued interest, if any, from January 10, 2002.



Purchase Price by Underwriters:

     98.819% of the principal amount of the Designated Debt Securities, plus accrued interest from January 10, 2002.



Form of Designated Debt Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.



Specified Funds for Payment of Purchase Price:

     Federal (same day) funds.



Time of Delivery:

     10:00 a.m. (New York City time), January 10, 2002.



Time of Delivery Location:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10021

Maturity:

     January 15, 2012.

Interest Rate:

     6.50%.

Interest Payment Dates:

     January 15 and July 15 of each year, beginning July 15, 2002.



Redemption Provisions:

     The Designated Debt Securities will be redeemable, in whole at any time or in part from time to time, at the Issuer's option, at a redemption price equal to the accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of (i) 100% of the principal amount of the senior notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Debt Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 20 basis points, as more fully described under the Caption "Description of the Senior Notes--Optional Redemption" in the Prospectus Supplement, dated January 7, 2002, with respect to the Designated Debt Securities.


Sinking Fund Provisions:

     None.



Additional Closing Conditions:

     None.



Names and Addresses of Representatives:

     Salomon Smith Barney Inc.
     J.P. Morgan Securities Inc.
     c/o Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013
     Attn:  General Counsel
     Facsimile No. 212-816-7912


Other Terms:

     Each of the Issuer and the Company acknowledges that (i) the sentences related to concessions and reallowances in the third paragraph, (ii) the eighth paragraph (related to stabilization, syndicate covering transactions and penalty bids) and (iii) the last sentence in the ninth paragraph, in each case under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters.